SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

On October 30, 2009, Standard Motor Products, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 3,000,000 shares of its common stock, at an offering price of $8.50 per share. In connection with this offering, the Company has granted the underwriters a 30-day option to purchase up to 450,000 additional shares. Goldman, Sachs & Co. is serving as the sole book-runner, with BB&T Capital Markets as a co-manager for the offering. The offering is expected to close on November 4, 2009, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to repay a portion of its outstanding indebtedness under its revolving credit facility. The Company then intends to borrow funds from time to time under its revolving credit facility for general corporate purposes.

A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release, dated October 30, 2009, announcing pricing of Standard Motor Products, Inc.’s offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: October 30, 2009

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 30, 2009, announcing pricing of Standard Motor Products, Inc.’s offering of common stock.

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